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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 1, 2001, which appears in Commercial National Financial Corporation's annual report on Form 10-K for the year ended December 31, 2000, in that corporation's previously filed registration statements as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239) and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).

                                               /s/ Crowe, Chizek and Company LLP

                                                   Crowe, Chizek and Company LLP


South Bend, Indiana
March 28, 2001